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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Boron, LePore & Associates, Inc.

  As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this registration statement.

                                          Arthur Andersen LLP

Roseland, New Jersey

August 13, 1997